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                                                                     EXHIBIT 5.1

                     SONNENSCHEIN NATH & ROSENTHAL OPINION

                               KENNETH G. KOLMIN

                                 (312) 876-3191

                                 April 7, 1998

Securities and Exchange Commission

450 Fifth St., N.W.

Washington, D.C. 20549

    Re: Empire of Carolina, Inc. Registration Statement on Form S-3/A, Amendment No. 1
       (File No. 333-42391)

Ladies and Gentlemen:

    We have acted as counsel to Empire of Carolina, Inc. a Delaware corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933 (the "Act") pursuant to the Company's Registration Statement on Form S-3 (File No. 333-42391) filed with the Securities and Exchange Commission (the "Commission") on December 16, 1997, as amended by Amendment No. 1 to be filed with the Commission on or about the date of this letter (as so amended, the "Registration Statement") of an aggregate of up to 27,250,000 shares (the "Shares") of the Company's common stock, par value $.10 per share (the "Common Stock"); 2,100,000 shares of the Company's Series A convertible preferred stock, $.01 par value (the "Series A Preferred Stock"), and 10,200,000 warrants ("Warrants") to purchase shares of Common Stock at an exercise price of $1.375 per share issued or issuable from time to time by the Company.

    In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, as amended to date (the "Certificate"); Certificates of Good Standing of a recent date, the Certificate of Designation relating to the Series A Preferred Stock, the Warrant Agreement dated June 17, 1997, by and between the Company and the holders from time to time of the warrants, the First Amendment to the Warrant Agreement dated January 22, 1998 and certificates of certain officers of the Company, and such agreements, instruments, certificates of public officials and others, and such other documents, certificates and records; and have made such other investigations, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

    We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate and otherwise, to enter into and perform their respective obligations thereunder and have also assumed the due authorization by all requisite action, corporate and otherwise, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

    Based upon and subject to the foregoing, we are of the opinion that:

        When the Registration Statement on Form S-3 relating to the Securities, which Registration Statement is a new Registration Statement and also constitutes Post-Effective Amendment No. 1 to the Prior Registration Statement, has become effective, and provided no stop order shall have been issued by the Securities and Exchange Commission relating thereto, and further provided that the
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Securities and Exchange Commission

April 7, 1998

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    Securities are qualified for sale under, or are exempt from, the securities laws of the states in which they are offered for sale:

            (i) the Common Stock, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and any Prospectus Supplement relating thereto, will be duly authorized and validly issued, fully paid and non-assessable;

            (ii) the Preferred Stock, when sold and delivered in the manner and for the consideration stated in the Registration Statement and any Prospectus Supplement relating thereto, will be duly authorized and validly issued, fully paid and non-assessable; and

           (iii) the Warrants, will be, when sold, duly authorized, validly issued, fully paid, and non-assessable.

    The opinions set forth above are subject to the qualifications that (a) enforcement of the Company's obligations under the Preferred Stock and Warrants may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding at law or in equity), and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

    We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement.

                                          Very truly yours,

                                          SONNENSCHEIN NATH & ROSENTHAL

                                          By: /s/ Kenneth G. Kolmin

                                              Kenneth G. Kolmin